Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

TITLE	STATE OF INCORPORATION

UBC Holding Company, Inc.	West Virginia

United Bank, Inc.	West Virginia

United Brokerage Services, Inc.	West Virginia

United Real Estate Property Services, Inc.	West Virginia

United Venture Fund, Inc.	West Virginia

United Title Company	West Virginia

George Mason Bankshares, Inc.	Virginia

United Bank	Virginia

NVA Properties, LLC	Virginia

NVA Residential, LLC	Virginia

NVA Commercial, LLC	Virginia

GMBS Capital Management Co.	Nevada

GMBS Investment Co., LLC	Nevada

UBC Capital Management, Co.	Nevada

UBC Investment Co., LLC	Nevada

United Asset Management Corp.	Nevada

United Loan Management Co.	Nevada

Century Capital Trust I	District of Columbia

United Statutory Trust III	Connecticut

United Statutory Trust IV	Delaware

SUBSIDIARIES OF THE REGISTRANT

(continued)

TITLE	STATE OF INCORPORATION

United Statutory Trust V	Delaware

United Statutory Trust VI	Delaware

Sequoia Trust I	Delaware

Premier Statutory Trust II	Delaware

Premier Statutory Trust III	Delaware

Premier Statutory Trust IV	Delaware

Premier Statutory Trust V	Delaware

Centra Statutory Trust I	Delaware

Centra Statutory Trust II	Delaware